Exhibit 10.8

OLD MILL BUILDING IV

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT MADE and entered into this 30th day of October 2014, by and between OLD MILL BUILDING IV, LLC, a Utah limited liability company, (“Lessor”) and INSTRUCTURE, INC., a Delaware corporation, (“Lessee”).

RECITALS:

A.	Lessor and Lessee previously entered into a Lease Agreement dated October 2, 2012, for premises in the building known as Old Mill Corporate Center IV located at 6330 South 3000 East, Cottonwood Heights, UT 84121 (the “Building”), said premises consisting of approximately 125,753 rentable and 106,572 useable square feet comprising all of the 7th, 5th and 4th floors and a portion of the 6th floor of the Building.

B.	Pursuant to Addendum A of the Lease, Lessee had the option to request Lessor to build a private entrance into the 4th floor of the Building from the top level of the adjacent parking structure.

C.	Pursuant to Addendum A of the Lease, Lessee had an option to request Lessor to build out the 4th floor patio near the 4th floor parking structure entrance and an option to request Lessor to build out the 4th floor patio facing the freeway.

D.	Lessor has built a private entrance to the 4th floor of the Building from the parking structure.

E.	Lessor and Lessee desire to amend the Lease relating to use of the 4th floor patios.

NOW, THEREFORE, in consideration of their mutual promises and covenants set forth hereinafter, the parties agree as follows:

1. Use of 4th Floor Patios. Lessee shall be entitled to use the 4th floor patios for no additional rent. Notwithstanding the foregoing, Lessee is aware and acknowledges that all costs associated with the operation and maintenance of said patios will constitute Basic Costs, which are allocable to all tenants, including Lessee, as Additional Rent pursuant to Article IV of the Lease.

2. Lessor Provisions of Lease. Except as modified herein, all terms and conditions of the Lease, as previously modified or amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease Agreement as of the day and year first above written.

LESSOR:		LESSEE:

OLD MILL BUILDING IV, LLC		INSTRUCTURE, INC.

By	/s/ Richard N. Beckstrand	By	/s/ Howard Baik
Name:		Name:	Howard Baik
Its:		Its:	Sr. Counsel